Exhibit 99.1

For Immediate Release

For more information:

Rex S. Schuette

Chief Financial Officer

(706) 781-2266

Rex_Schuette@ucbi.com

UNITED COMMUNITY BANKS, INC.

ANNOUNCES THIRD QUARTER EARNINGS

Diluted earnings per share up 33 percent to 36 cents from third quarter 2015

Excluding merger-related charges, diluted operating EPS up 18 percent to 39 cents

•	Return on assets of 1.00 percent; 1.08 percent, excluding merger-related charges
•	Loan growth of $133 million from second quarter, or 8 percent annualized
•	Core transaction deposits up $254 million from second quarter, or 19 percent annualized
•	Fee revenue of $26.4 million, up $2.9 million from the second quarter
•	Efficiency ratio of 60.8 percent; 57.8 percent, excluding merger-related charges

BLAIRSVILLE, GA – October 26, 2016 – United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced continued momentum in the third quarter with strong fee revenue and loan growth, as well as sound credit quality and capital management. Net income grew to $25.9 million, or 36 cents per diluted share, compared with $17.9 million, or 27 cents per diluted share, for the third quarter of 2015. Net income for the first nine months of 2016 was $73.4 million, or $1.02 per diluted share. This compares with net income of $53.4 million, or 84 cents per diluted share, for the first nine months of 2015.

On an operating basis, net income rose to $27.8 million for the third quarter of 2016 compared with $21.7 million for the third quarter of 2015. Operating net income excludes pre-tax merger-related charges of $3.15 million in the third quarter of 2016 and $5.74 million in the third quarter of 2015. On a per diluted share basis, operating net income was 39 cents for the third quarter of 2016 compared with 33 cents for the third quarter of 2015. For the first nine months of 2016, operating net income was $77.8 million, or $1.08 per diluted share, compared with $59.3 million, or 94 cents per diluted share, for the first nine months of 2015.

1

At September 30, 2016, preliminary regulatory capital ratios were as follows: Tier 1 Risk-Based of 11.1 percent; Total Risk-Based of 11.9 percent; Common Equity Tier 1 Risk-Based of 11.1 percent; and, Tier 1 Leverage of 8.4 percent.

“Our third quarter results underscore the positive momentum from our investments in new businesses and markets,” said Jimmy Tallent, chairman and chief executive officer. “Our mortgage banking business continued to produce record quarterly results which, combined with strong performance from our SBA business and solid customer derivative sales, led to a 44 percent increase in fee revenue from a year ago.”

The third quarter’s return on assets was 1.00 percent including the effect of merger-related charges of $3.15 million. Exclusive of these charges, the operating return on assets for the third quarter was 1.08 percent.

Tallent noted the positive impact of the Tidelands Bancshares acquisition, which was completed on July 1, 2016. “As expected, the acquisition was immediately accretive to earnings per share,” he said. “Systems conversions are scheduled to take place in November, after which we expect to achieve the remaining targeted cost savings. The Tidelands acquisition is meeting or exceeding objectives consistent with our coastal South Carolina expansion strategy and I could not be more pleased with the results.

“Third quarter loan production was $641 million,” Tallent added. “Excluding acquired loans from Tidelands, linked-quarter growth of $133 million, or 8 percent annualized, was within our 2016 loan growth target of mid-to-upper single-digit. Our community banks originated $436 million in loans while specialized lending produced $166 million. United’s specialized lending area encompasses commercial real estate, middle market, SBA, builder finance and asset-based lending. Funding these loans was strong linked-quarter core transaction deposit growth of $254 million, or 19 percent annualized, excluding Tidelands. Core deposits comprise 90 percent of total deposits, which is one of the best ratios in the country.”

2

Third quarter net interest revenue totaled $79.0 million, up $4.1 million from the second quarter and up $13.6 million from the third quarter of 2015. The increase from both periods reflects growth in the loan portfolio as well as net interest revenue from recent acquisitions.

The taxable-equivalent net interest margin of 3.34 percent, while one basis point lower than the second quarter, was up eight basis points from the third quarter of 2015. The decrease from second quarter was expected and resulted mostly from loan pricing competition.

The third quarter provision for credit losses was a recovery of $300,000, equal to the second quarter of 2016. It was down from a provision charge of $700,000 in the third quarter of 2015. Strong recoveries of previously charged-off loans continued to contribute to the low level of net charge-offs. Third quarter net charge-offs totaled $1.4 million, compared with $1.7 million in the second quarter and $1.4 million in the third quarter of 2015. Nonperforming assets were .30 percent of total assets at September 30, 2016, compared with .28 percent at June 30, 2016 and ..29 percent at September 30, 2015.

“The recoveries of our provisions reflect continued strong credit quality and a low overall level of net charge-offs,” Tallent commented. “Our credit quality indicators are very favorable and our outlook is for positive credit quality in the fourth quarter and into 2017. This will result in low provision levels that we expect will gradually increase with loan growth through 2017, while slightly decreasing our allowance and the related ratio to total loans.”

Third quarter fee revenue totaled $26.4 million, an increase of $2.86 million from the second quarter and up $8.06 million from a year ago. Mortgage fees were up $1.59 million from the second quarter and $2.20 million from a year ago. Customer derivative fees also contributed to the increase in fee revenue from both prior periods. Gains from sales of SBA loans were up $833,000 from a year ago, but down $322,000 from the second quarter due to slightly lower premiums and loans sold.

“The increase in mortgage fees correlates to our strategic investment in additional mortgage lenders where we see opportunities to gain market share and higher spreads on loan sales,” Tallent said. “Although production of SBA loans remained high, $32 million of loans were sold in the third quarter compared to $33 million during the second quarter, but up from $17.8 million during the third quarter of 2015.”

3

Operating expenses were $64.0 million for the third quarter, compared with $58.1 million for the second quarter and $54.3 million for the third quarter of 2015. Included in operating expenses were merger-related charges of $3.15 million for the third quarter, $1.18 million for the second quarter and $5.74 million for the third quarter of 2015. Excluding these charges, third quarter operating expenses were $60.9 million compared with $56.9 million for the second quarter and $48.5 million a year ago. The increases from the second quarter and a year ago reflect additional operating expenses following the acquisitions of Tidelands Bank on July 1, 2016 and The Palmetto Bank on September 1, 2015. The operating expenses of the acquired companies are included in United’s financial results beginning on their respective acquisition dates.

Excluding merger-related charges of $3.15 million in the third quarter, operating expenses were $60.9 million and up $3.99 million from the second quarter. The inclusion of Tidelands’ $2.76 million of operating expense accounted for 70 percent of the linked-quarter increase in operating expenses. The balance of the increase was primarily due to higher salary costs for commissions and incentives related to truing-up the quarter and year-to-date for performance targets.

“Our bankers continue to perform exceptionally well as we build on the successes of investing to grow our franchise and earnings,” Tallent said. “We take tremendous pride that our bankers provide the best in customer service by treating customers the way we would want to be treated. This is at the foundation of our success and the core of everything we do. With strong earnings momentum and a high-quality balance sheet, I am optimistic about our future,” Tallent concluded.

Conference Call

United will hold a conference call today, Wednesday, October 26, 2016, at 11 a.m. ET to discuss the contents of this earnings release and to share business highlights for the quarter. To access the call, dial (877) 380-5665 and use the conference number 86742023. The conference call also will be webcast and available for replay for 30 days by selecting “Events & Presentations” within the Investor Relations section of United’s website at www.ucbi.com.

4

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a registered bank holding company based in Blairsville, Georgia, with $10.3 billion in assets. The company’s banking subsidiary, United Community Bank, is one of the Southeast region’s largest full-service banks, operating 140 offices in Georgia, North Carolina, South Carolina and Tennessee. The bank specializes in providing personalized community banking services to individuals, small businesses and corporations. Services include a full range of consumer and commercial banking products, including mortgage, advisory, and treasury management. United Community Bank is consistently recognized for its outstanding customer service by respected national research firms. In 2014 and 2015, United Community Bank was ranked first in customer satisfaction in the southeast by J.D. Power and again in 2016 was ranked among the top 100 on the Forbes list of America’s Best Banks. Additional information about the company and the bank’s full range of products and services can be found at www.ucbi.com.

Non-GAAP Financial Measures

This News Release contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “operating net income per diluted share,” “tangible book value,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “operating dividend payout ratio,” “operating efficiency ratio,” “average tangible equity to average assets,” “average tangible common equity to average assets” and “tangible common equity to risk-weighted assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

5

Safe Harbor

This News Release contains forward-looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission including its 2015 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Risk Factors.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements.

# # #

6

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Selected Financial Information
						Third	For the Nine
	2016			2015		Quarter	Months Ended		YTD
	Third	Second	First	Fourth	Third	2016-2015	September 30,		2016-2015
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2016	2015	Change
INCOME SUMMARY
Interest revenue	$85,439	$81,082	$80,721	$79,362	$70,828		$247,242	$199,170
Interest expense	6,450	6,164	5,769	5,598	5,402		18,383	15,511
Net interest revenue	78,989	74,918	74,952	73,764	65,426	21%	228,859	183,659	25%
Provision for credit losses	(300)	(300)	(200)	300	700		(800)	3,400
Fee revenue	26,361	23,497	18,606	21,284	18,297	44	68,464	51,245	34
Total revenue	105,650	98,715	93,758	94,748	83,023	27	298,123	231,504	29
Expenses	64,023	58,060	57,885	65,488	54,269	18	179,968	145,750	23
Income before income tax expense	41,627	40,655	35,873	29,260	28,754	45	118,155	85,754	38
Income tax expense	15,753	15,389	13,578	11,052	10,867	45	44,720	32,384	38
Net income	25,874	25,266	22,295	18,208	17,887	45	73,435	53,370	38
Preferred dividends	-	-	21	25	25		21	42
Net income available to common shareholders	$25,874	$25,266	$22,274	$18,183	$17,862	45	$73,414	$53,328	38
Merger-related and other charges	3,152	1,176	2,653	9,078	5,744		6,981	8,917
Income tax benefit of merger-related and other charges	(1,193)	(445)	(1,004)	(3,486)	(1,905)		(2,642)	(2,902)
Net income available to common shareholders - operating (1)	$27,833	$25,997	$23,923	$23,775	$21,701	28	$77,753	$59,343	31

PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$.36	$.35	$.31	$.25	$.27	33	$1.02	$.84	21
Diluted net income - operating (1)	.39	.36	.33	.33	.33	18	1.08	.94	15
Cash dividends declared	.08	.07	.07	.06	.06		.22	.16
Book value	15.12	14.80	14.35	14.02	13.95	8	15.12	13.95	8
Tangible book value (3)	13.00	12.84	12.40	12.06	12.08	8	13.00	12.08	8

Key performance ratios:
Return on common equity - GAAP (2)(4)	9.61%	9.54%	8.57%	7.02%	7.85%		9.25%	8.63%
Return on common equity - operating (1)(2)(4)	10.34	9.81	9.20	9.18	9.54		9.79	9.60
Return on tangible common equity - operating (1)(2)(3)(4)	12.45	11.56	10.91	10.87	10.29		11.64	10.00
Return on assets - GAAP (4)	1.00	1.04	.93	.76	.82		.99	.88
Return on assets - operating (1)(4)	1.08	1.07	1.00	.99	1.00		1.05	.98
Dividend payout ratio - GAAP	22.22	20.00	22.58	24.00	22.22		21.57	19.05
Dividend payout ratio - operating (1)	20.51	19.44	21.21	18.18	18.18		20.37	17.02
Net interest margin (fully taxable equivalent) (4)	3.34	3.35	3.41	3.34	3.26		3.36	3.29
Efficiency ratio - GAAP	60.78	59.02	61.94	68.97	64.65		60.56	61.94
Efficiency ratio - operating (1)	57.79	57.82	59.10	59.41	57.81		58.21	58.15
Average equity to average assets	10.38	10.72	10.72	10.68	10.39		10.60	10.11
Average tangible equity to average assets (3)	8.98	9.43	9.41	9.40	9.88		9.27	9.88
Average tangible common equity to average assets (3)	8.98	9.43	9.32	9.29	9.77		9.24	9.81
Tangible common equity to risk-weighted assets (3)(5)	12.26	12.87	12.77	12.82	13.08		12.26	13.08

ASSET QUALITY
Nonperforming loans	$21,572	$21,348	$22,419	$22,653	$20,064	8	$21,572	$20,064	8
Foreclosed properties	9,187	6,176	5,163	4,883	7,669	20	9,187	7,669	20
Total nonperforming assets (NPAs)	30,759	27,524	27,582	27,536	27,733	11	30,759	27,733	11
Allowance for loan losses	62,961	64,253	66,310	68,448	69,062	(9)	62,961	69,062	(9)
Net charge-offs	1,359	1,730	2,138	1,302	1,417	(4)	5,227	4,957	5
Allowance for loan losses to loans	0.94%	1.02%	1.09%	1.14%	1.15%		0.94%	1.15%
Net charge-offs to average loans (4)	.08	.11	.14	.09	.10		.11	.13
NPAs to loans and foreclosed properties	.46	.44	.45	.46	.46		.46	.46
NPAs to total assets	.30	.28	.28	.29	.29		.30	.29

AVERAGE BALANCES ($ in millions)
Loans	$6,675	$6,151	$6,004	$5,975	$5,457	22	$6,278	$5,069	24
Investment securities	2,610	2,747	2,718	2,607	2,396	9	2,692	2,288	18
Earning assets	9,443	9,037	8,876	8,792	8,009	18	9,120	7,511	21
Total assets	10,281	9,809	9,634	9,558	8,634	19	9,909	8,093	22
Deposits	8,307	7,897	7,947	8,028	7,135	16	8,051	6,727	20
Shareholders’ equity	1,067	1,051	1,033	1,021	897	19	1,051	818	28
Common shares - basic (thousands)	71,556	72,202	72,162	72,135	66,294	8	71,992	63,297	14
Common shares - diluted (thousands)	71,561	72,207	72,166	72,140	66,300	8	71,996	63,302	14

AT PERIOD END ($ in millions)
Loans	$6,725	$6,287	$6,106	$5,995	$6,024	12	$6,725	$6,024	12
Investment securities	2,560	2,677	2,757	2,656	2,457	4	2,560	2,457	4
Total assets	10,298	9,928	9,781	9,616	9,404	10	10,298	9,404	10
Deposits	8,442	7,857	7,960	7,873	7,897	7	8,442	7,897	7
Shareholders’ equity	1,079	1,060	1,034	1,018	1,013	7	1,079	1,013	7
Common shares outstanding (thousands)	70,861	71,122	71,544	71,484	71,472	(1)	70,861	71,472	(1)

(1) Excludes merger-related charges and fourth quarter impairment losses on surplus bank property. (2) Net income available to common shareholders, which is net of preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Third quarter 2016 ratio is preliminary.

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UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information
	2016			2015		For the Nine Months Ended
	Third	Second	First	Fourth	Third	September 30,
(in thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015

Expense reconciliation
Expenses (GAAP)	$64,023	$58,060	$57,885	$65,488	$54,269	$179,968	$145,750
Merger-related and other charges	(3,152)	(1,176)	(2,653)	(9,078)	(5,744)	(6,981)	(8,917)
Expenses - operating	$60,871	$56,884	$55,232	$56,410	$48,525	$172,987	$136,833

Net income reconciliation
Net income (GAAP)	$25,874	$25,266	$22,295	$18,208	$17,887	$73,435	$53,370
Merger-related and other charges	3,152	1,176	2,653	9,078	5,744	6,981	8,917
Income tax benefit of merger-related and other charges	(1,193)	(445)	(1,004)	(3,486)	(1,905)	(2,642)	(2,902)
Net income - operating	$27,833	$25,997	$23,944	$23,800	$21,726	$77,774	$59,385

Net income available to common shareholders reconciliation
Net income available to common shareholders (GAAP)	$25,874	$25,266	$22,274	$18,183	$17,862	$73,414	$53,328
Merger-related and other charges	3,152	1,176	2,653	9,078	5,744	6,981	8,917
Income tax benefit of merger-related and other charges	(1,193)	(445)	(1,004)	(3,486)	(1,905)	(2,642)	(2,902)
Net income available to common shareholders - operating	$27,833	$25,997	$23,923	$23,775	$21,701	$77,753	$59,343

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$.36	$.35	$.31	$.25	$.27	$1.02	$.84
Merger-related and other charges	.03	.01	.02	.08	.06	-	.10
Diluted income per common share - operating	$.39	$.36	$.33	$.33	$.33	$1.02	$.94

Book value per common share reconciliation
Book value per common share (GAAP)	$15.12	$14.80	$14.35	$14.02	$13.95	$15.12	$13.95
Effect of goodwill and other intangibles	(2.12)	(1.96)	(1.95)	(1.96)	(1.87)	(2.12)	(1.87)
Tangible book value per common share	$13.00	$12.84	$12.40	$12.06	$12.08	$13.00	$12.08

Return on tangible common equity reconciliation
Return on common equity (GAAP)	9.61%	9.54%	8.57%	7.02%	7.85%	9.25%	8.63%
Merger-related and other charges	.73	.27	.63	2.16	1.69	.54	.97
Return on common equity - operating	10.34	9.81	9.20	9.18	9.54	9.79	9.60
Effect of goodwill and other intangibles	2.11	1.75	1.71	1.69	.75	1.85	.40
Return on tangible common equity - operating	12.45%	11.56%	10.91%	10.87%	10.29%	11.64%	10.00%

Return on assets reconciliation
Return on assets (GAAP)	1.00%	1.04%	.93%	.76%	.82%	.99%	.88%
Merger-related and other charges	.08	.03	.07	.23	.18	.06	.10
Return on assets - operating	1.08%	1.07%	1.00%	.99%	1.00%	1.05%	.98%

Dividend payout ratio reconciliation
Dividend payout ratio (GAAP)	22.22%	20.00%	22.58%	24.00%	22.22%	21.57%	19.05%
Merger-related and other charges	(1.71)	(.56)	(1.37)	(5.82)	(4.04)	(1.20)	(2.03)
Dividend payout ratio - operating	20.51%	19.44%	21.21%	18.18%	18.18%	20.37%	17.02%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	60.78%	59.02%	61.94%	68.97%	64.65%	60.56%	61.94%
Merger-related and other charges	(2.99)	(1.20)	(2.84)	(9.56)	(6.84)	(2.35)	(3.79)
Efficiency ratio – operating	57.79%	57.82%	59.10%	59.41%	57.81%	58.21%	58.15%

Average equity to assets reconciliation
Equity to assets (GAAP)	10.38%	10.72%	10.72%	10.68%	10.39%	10.60%	10.11%
Effect of goodwill and other intangibles	(1.40)	(1.29)	(1.31)	(1.28)	(.51)	(1.33)	(.23)
Tangible equity to assets	8.98	9.43	9.41	9.40	9.88	9.27	9.88
Effect of preferred equity	-	-	(.09)	(.11)	(.11)	(.03)	(.07)
Tangible common equity to assets	8.98%	9.43%	9.32%	9.29%	9.77%	9.24%	9.81%

Tangible common equity to risk-weighted assets reconciliation (1)
Tier 1 capital ratio (Regulatory)	11.08%	11.44%	11.32%	11.45%	11.40%	11.08%	11.40%
Effect of other comprehensive income	-	(.06)	(.25)	(.38)	(.23)	-	(.23)
Effect of deferred tax limitation	1.50	1.63	1.85	2.05	2.24	1.50	2.24
Effect of trust preferred	(.26)	(.08)	(.08)	(.08)	(.08)	(.26)	(.08)
Effect of preferred equity	-	-	-	(.15)	(.15)	-	(.15)
Basel III intangibles transition adjustment	(.06)	(.06)	(.07)	(.10)	(.13)	(.06)	(.13)
Basel III disallowed investments	-	-	-	.03	.03	-	.03
Tangible common equity to risk-weighted assets	12.26%	12.87%	12.77%	12.82%	13.08%	12.26%	13.08%

(1) Third quarter 2016 ratios are preliminary.

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UNITED COMMUNITY BANKS, INC.
Financial Highlights
Loan Portfolio Composition at Period-End

	2016			2015		Linked	Year over
	Third	Second	First	Fourth	Third	Quarter	Year
(in millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Change	Change
LOANS BY CATEGORY
Owner occupied commercial RE	$1,512	$1,450	$1,434	$1,494	$1,479	$62	$33
Income producing commercial RE	1,105	919	880	824	818	186	287
Commercial & industrial	994	926	855	785	890	68	104
Commercial construction	389	384	354	342	319	5	70
Total commercial	4,000	3,679	3,523	3,445	3,506	321	494
Residential mortgage	1,056	1,035	1,032	1,029	1,062	21	(6)
Home equity lines of credit	698	623	604	598	585	75	113
Residential construction	378	351	348	352	334	27	44
Consumer installment	593	599	599	571	537	(6)	56
Total loans	$6,725	$6,287	$6,106	$5,995	$6,024	438	701

LOANS BY MARKET
North Georgia	$1,110	$1,097	$1,097	$1,125	$1,130	13	(20)
Atlanta MSA	1,332	1,314	1,257	1,259	1,266	18	66
North Carolina	548	543	543	549	546	5	2
Coastal Georgia	565	541	543	537	506	24	59
Gainesville MSA	236	240	248	254	252	(4)	(16)
East Tennessee	506	509	495	504	511	(3)	(5)
South Carolina	1,199	862	821	819	783	337	416
Specialized Lending	763	706	628	492	609	57	154
Indirect auto	466	475	474	456	421	(9)	45
Total loans	$6,725	$6,287	$6,106	$5,995	$6,024	438	701

9

UNITED COMMUNITY BANKS, INC.
Financial Highlights
Credit Quality

	Third Quarter 2016			Second Quarter 2016			First Quarter 2016
	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total	Nonperforming	Foreclosed	Total
(in thousands)	Loans	Properties	NPAs	Loans	Properties	NPAs	Loans	Properties	NPAs
NONPERFORMING ASSETS BY CATEGORY
Owner occupied CRE	$6,454	$3,188	$9,642	$6,681	$3,096	$9,777	$6,775	$2,864	$9,639
Income producing CRE	949	765	1,714	1,017	1,554	2,571	2,959	-	2,959
Commercial & industrial	1,079	-	1,079	949	-	949	978	-	978
Commercial construction	98	1,274	1,372	199	-	199	266	152	418
Total commercial	8,580	5,227	13,807	8,846	4,650	13,496	10,978	3,016	13,994
Residential mortgage	8,152	1,211	9,363	8,667	1,160	9,827	8,037	1,587	9,624
Home equity lines of credit	1,194	514	1,708	1,308	83	1,391	1,198	125	1,323
Residential construction	2,248	2,235	4,483	1,578	283	1,861	1,122	435	1,557
Consumer installment	1,398	-	1,398	949	-	949	1,084	-	1,084
Total NPAs	$21,572	$9,187	$30,759	$21,348	$6,176	$27,524	$22,419	$5,163	$27,582

NONPERFORMING ASSETS BY MARKET
North Georgia	$5,356	$653	$6,009	$6,219	$1,086	$7,305	$5,353	$1,233	$6,586
Atlanta MSA	979	1,530	2,509	1,140	2,041	3,181	2,796	902	3,698
North Carolina	5,216	543	5,759	4,762	224	4,986	4,860	559	5,419
Coastal Georgia	1,606	47	1,653	1,186	168	1,354	1,696	121	1,817
Gainesville MSA	222	-	222	234	-	234	250	-	250
East Tennessee	3,281	160	3,441	3,616	247	3,863	3,470	351	3,821
South Carolina	2,015	6,254	8,269	1,271	2,410	3,681	935	1,997	2,932
Specialized Lending	1,597	-	1,597	2,108	-	2,108	2,186	-	2,186
Indirect auto	1,300	-	1,300	812	-	812	873	-	873
Total NPAs	$21,572	$9,187	$30,759	$21,348	$6,176	$27,524	$22,419	$5,163	$27,582

NONPERFORMING ASSETS ACTIVITY
Beginning Balance	$21,348	$6,176	$27,524	$22,419	$5,163	$27,582	$22,653	$4,883	$27,536
Acquisitions	-	7,495	7,495	-	(497)	(497)	-	-	-
Loans placed on non-accrual	6,680	-	6,680	6,786	-	6,786	4,771	-	4,771
Payments received	(3,938)	-	(3,938)	(4,201)	-	(4,201)	(1,812)	-	(1,812)
Loan charge-offs	(1,236)	-	(1,236)	(1,803)	-	(1,803)	(1,679)	-	(1,679)
Foreclosures	(1,282)	2,335	1,053	(1,853)	2,722	869	(1,514)	1,590	76
Capitalized costs	-	3	3	-	98	98	-	-	-
Property sales	-	(6,553)	(6,553)	-	(1,424)	(1,424)	-	(1,524)	(1,524)
Write downs	-	(53)	(53)	-	(73)	(73)	-	(7)	(7)
Net gains (losses) on sales	-	(216)	(216)	-	187	187	-	221	221
Ending Balance	$21,572	$9,187	$30,759	$21,348	$6,176	$27,524	$22,419	$5,163	$27,582

	Third Quarter 2016		Second Quarter 2016		First Quarter 2016
		Net Charge-		Net Charge-		Net Charge-
		Offs to		Offs to		Offs to
	Net	Average	Net	Average	Net	Average
(in thousands)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)	Charge-Offs	Loans (1)
NET CHARGE-OFFS BY CATEGORY
Owner occupied CRE	$168	.04%	$564	.16%	$304	.08%
Income producing CRE	157	.06	(23)	(.01)	211	.10
Commercial & industrial	453	.18	(392)	(.18)	283	.14
Commercial construction	(86)	(.09)	22	.02	286	.33
Total commercial	692	.07	171	.02	1,084	.13
Residential mortgage	(256)	(.09)	829	.32	50	.02
Home equity lines of credit	267	.16	253	.17	632	.43
Residential construction	134	.14	(8)	(.01)	(103)	(.12)
Consumer installment	522	.34	485	.33	475	.33
Total	$1,359	.08	$1,730	.11	$2,138	.14

NET CHARGE-OFFS BY MARKET
North Georgia	$68	.02%	$428	.16%	$913	.33%
Atlanta MSA	398	.12	1	-	(25)	(.01)
North Carolina	329	.24	575	.43	382	.28
Coastal Georgia	432	.31	177	.13	196	.15
Gainesville MSA	15	.03	(87)	(.14)	98	.16
East Tennessee	(69)	(.05)	346	.28	378	.31
South Carolina	(66)	(.02)	49	.02	(16)	(.01)
Specialized Lending	69	.04	(18)	(.01)	4	-
Indirect auto	183	.15	259	.22	208	.19
Total	$1,359	.08	$1,730	.11	$2,138	.14

(1) Annualized.

10

UNITED COMMUNITY BANKS, INC.
Consolidated Statement of Income (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2016	2015	2016	2015

Interest revenue:
Loans, including fees	$69,440	$57,174	$196,888	$159,814
Investment securities, including tax exempt of $134, $177, $449 and $516	15,418	12,801	48,039	36,896
Deposits in banks and short-term investments	581	853	2,315	2,460
Total interest revenue	85,439	70,828	247,242	199,170

Interest expense:
Deposits:
NOW	452	337	1,381	1,079
Money market	1,347	981	3,661	2,460
Savings	43	25	102	71
Time	667	830	2,052	2,834
Total deposit interest expense	2,509	2,173	7,196	6,444
Short-term borrowings	98	99	278	279
Federal Home Loan Bank advances	1,015	461	2,731	1,307
Long-term debt	2,828	2,669	8,178	7,481
Total interest expense	6,450	5,402	18,383	15,511
Net interest revenue	78,989	65,426	228,859	183,659
Provision for credit losses	(300)	700	(800)	3,400
Net interest revenue after provision for credit losses	79,289	64,726	229,659	180,259

Fee revenue:
Service charges and fees	10,819	9,335	31,460	25,325
Mortgage loan and other related fees	6,039	3,840	13,776	10,302
Brokerage fees	1,199	1,200	3,369	3,983
Gains from sales of government guaranteed loans	2,479	1,646	6,517	4,281
Securities gains, net	261	325	922	1,877
Loss from prepayment of debt	-	(256)	-	(1,294)
Other	5,564	2,207	12,420	6,771
Total fee revenue	26,361	18,297	68,464	51,245
Total revenue	105,650	83,023	298,123	231,504

Operating expenses:
Salaries and employee benefits	36,478	29,342	103,112	83,749
Communications and equipment	4,919	3,963	13,602	10,538
Occupancy	5,132	4,013	14,393	10,706
Advertising and public relations	1,088	812	3,275	2,689
Postage, printing and supplies	1,451	1,049	4,029	2,980
Professional fees	3,160	2,668	9,049	6,844
FDIC assessments and other regulatory charges	1,412	1,136	4,453	3,643
Amortization of intangibles	1,119	714	3,116	1,403
Merger-related and other charges	3,152	5,744	6,981	8,917
Other	6,112	4,828	17,958	14,281
Total operating expenses	64,023	54,269	179,968	145,750
Net income before income taxes	41,627	28,754	118,155	85,754
Income tax expense	15,753	10,867	44,720	32,384
Net income	25,874	17,887	73,435	53,370
Preferred stock dividends and discount accretion	-	25	21	42
Net income available to common shareholders	$25,874	$17,862	$73,414	$53,328

Earnings per common share:
Basic	$.36	$.27	$1.02	$.84
Diluted	.36	.27	1.02	.84
Weighted average common shares outstanding:
Basic	71,556	66,294	71,992	63,297
Diluted	71,561	66,300	71,996	63,302

11

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheet (Unaudited)
	September 30,	December 31,
(in thousands, except share and per share data)	2016	2015

ASSETS
Cash and due from banks	$94,744	$86,912
Interest-bearing deposits in banks	131,415	153,451
Cash and cash equivalents	226,159	240,363
Securities available for sale	2,215,113	2,291,511
Securities held to maturity (fair value $357,550 and $371,658)	344,917	364,696
Mortgage loans held for sale (includes $279 and $0 at fair value)	30,814	24,231
Loans, net of unearned income	6,725,110	5,995,441
Less allowance for loan losses	(62,961)	(68,448)
Loans, net	6,662,149	5,926,993
Premises and equipment, net	189,302	178,165
Bank owned life insurance	123,129	105,493
Accrued interest receivable	26,494	25,786
Net deferred tax asset	156,408	197,613
Derivative financial instruments	25,463	20,082
Goodwill and other intangible assets	157,288	147,420
Other assets	140,379	94,075
Total assets	$10,297,615	$9,616,428
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$2,568,756	$2,204,755
NOW	1,821,353	1,975,884
Money market	1,798,548	1,599,637
Savings	544,029	471,129
Time	1,349,543	1,282,803
Brokered	359,370	338,985
Total deposits	8,441,599	7,873,193
Short-term borrowings	35,050	16,640
Federal Home Loan Bank advances	449,407	430,125
Long-term debt	174,959	163,836
Derivative financial instruments	32,548	28,825
Accrued expenses and other liabilities	84,759	85,524
Total liabilities	9,218,322	8,598,143
Shareholders' equity:
Preferred stock, $1 par value; 10,000,000 shares authorized; Series H; $1,000 stated value; 0 and 9,992 shares issued and outstanding	-	9,992
Common stock, $1 par value; 150,000,000 shares authorized; 70,861,025 and 66,198,477 shares issued and outstanding	70,861	66,198
Common stock, non-voting, $1 par value; 26,000,000 shares authorized; 0 and 5,285,516 shares issued and outstanding	-	5,286
Common stock issuable; 520,014 and 458,953 shares	7,179	6,779
Capital surplus	1,274,909	1,286,361
Accumulated deficit	(273,314)	(330,879)
Accumulated other comprehensive loss	(342)	(25,452)
Total shareholders' equity	1,079,293	1,018,285
Total liabilities and shareholders' equity	$10,297,615	$9,616,428

12

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended September 30,
	2016			2015
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,675,328	$69,427	4.14%	$5,457,158	$57,258	4.16%
Taxable securities (3)	2,588,037	15,284	2.36	2,367,417	12,624	2.13
Tax-exempt securities (FTE) (1)(3)	22,113	219	3.96	28,889	290	4.02
Federal funds sold and other interest-earning assets	157,972	754	1.91	155,957	948	2.43

Total interest-earning assets (FTE)	9,443,450	85,684	3.61	8,009,421	71,120	3.53
Non-interest-earning assets:
Allowance for loan losses	(63,874)			(71,090)
Cash and due from banks	100,775			80,678
Premises and equipment	198,234			179,463
Other assets (3)	602,690			435,060
Total assets	$10,281,275			$8,633,532

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,744,473	452	.10	$1,491,801	337	.09
Money market	1,997,165	1,347	.27	1,737,740	981	.22
Savings	537,447	43	.03	386,254	25	.03
Time	1,375,706	833	.24	1,277,829	1,155	.36
Brokered time deposits	162,255	(166)	(.41)	268,716	(325)	(.48)
Total interest-bearing deposits	5,817,046	2,509	.17	5,162,340	2,173	.17

Federal funds purchased and other borrowings	42,234	98	.92	72,909	99	.54
Federal Home Loan Bank advances	583,312	1,015	.69	281,429	461	.65
Long-term debt	177,333	2,828	6.34	152,105	2,669	6.96
Total borrowed funds	802,879	3,941	1.95	506,443	3,229	2.53

Total interest-bearing liabilities	6,619,925	6,450	.39	5,668,783	5,402	.38
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,490,019			1,972,291
Other liabilities	103,859			95,342
Total liabilities	9,213,803			7,736,416
Shareholders' equity	1,067,472			897,116
Total liabilities and shareholders' equity	$10,281,275			$8,633,532

Net interest revenue (FTE)		$79,234			$65,718
Net interest-rate spread (FTE)			3.22%			3.15%

Net interest margin (FTE) (4)			3.34%			3.26%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $30.4 million in 2016 and $8.56 million in 2015 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

13

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Nine Months Ended September 30,
	2016			2015
	Average		Avg.	Average		Avg.
(dollars in thousands, fully taxable equivalent (FTE))	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$6,277,972	$196,956	4.19%	$5,069,270	$160,204	4.23%
Taxable securities (3)	2,665,272	47,590	2.38	2,263,907	36,380	2.14
Tax-exempt securities (FTE) (1)(3)	26,415	735	3.71	23,649	845	4.76
Federal funds sold and other interest-earning assets	150,146	2,719	2.41	154,392	2,734	2.36

Total interest-earning assets (FTE)	9,119,805	248,000	3.63	7,511,218	200,163	3.56
Non-interest-earning assets:
Allowance for loan losses	(66,142)			(71,425)
Cash and due from banks	93,802			78,948
Premises and equipment	187,019			169,037
Other assets (3)	574,870			405,101
Total assets	$9,909,354			$8,092,879

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW	$1,795,372	1,381	.10	$1,462,344	1,079	.10
Money market	1,901,903	3,661	.26	1,605,098	2,460	.20
Savings	505,337	102	.03	340,878	71	.03
Time	1,280,503	2,325	.24	1,253,047	3,816	.41
Brokered time deposits	194,199	(273)	(.19)	272,688	(982)	(.48)
Total interest-bearing deposits	5,677,314	7,196	.17	4,934,055	6,444	.17

Federal funds purchased and other borrowings	29,427	278	1.26	52,385	279	.71
Federal Home Loan Bank advances	506,524	2,731	.72	270,260	1,307	.65
Long-term debt	168,955	8,178	6.47	131,338	7,481	7.62
Total borrowed funds	704,906	11,187	2.12	453,983	9,067	2.67

Total interest-bearing liabilities	6,382,220	18,383	.38	5,388,038	15,511	.38
Non-interest-bearing liabilities:
Non-interest-bearing deposits	2,374,076			1,793,181
Other liabilities	102,421			93,218
Total liabilities	8,858,717			7,274,437
Shareholders' equity	1,050,637			818,442
Total liabilities and shareholders' equity	$9,909,354			$8,092,879

Net interest revenue (FTE)		$229,617			$184,652
Net interest-rate spread (FTE)			3.25%			3.18%

Net interest margin (FTE) (4)			3.36%			3.29%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 39%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans where the accrual of interest has been discontinued and loans that are held for sale.
(3)	Securities available for sale are shown at amortized cost. Pretax unrealized gains of $15.1 million in 2016 and $12.7 million in 2015 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

14